UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
1.125% Notes due 2023	SYK23	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
Floating Rate Notes due 2020	SYK20A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2019, Stryker Corporation, a Michigan corporation (“Stryker”), and Stryker B.V., a private company with limited liability organized under the laws of The Netherlands (“Buyer”) and wholly owned subsidiary of Stryker, entered into a Purchase Agreement (the “Purchase Agreement”) with Wright Medical Group N.V., a public limited liability company organized under the laws of The Netherlands (“Wright”).

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, Buyer will commence a tender offer (the “Offer”) to purchase all of the outstanding ordinary shares (the “Shares”), par value €0.03 per share, of Wright at a price of $30.75 per Share, without interest, but subject to any applicable withholding of taxes (such amount or any higher amount per Share paid pursuant to the Offer, the “Offer Price”). If certain conditions are satisfied and the Offer closes, Stryker may acquire any remaining shares through a Post-Offer Reorganization, as described below.

The obligation of Stryker and Buyer to consummate the Offer is subject to the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least 95% of the Shares outstanding as of the scheduled expiration of the Offer (such condition, the “Minimum Condition”); provided, that Stryker may elect to reduce the Minimum Condition to a percentage of not less than 80%; and provided further that if Wright’s shareholders have adopted certain resolutions related to the Mergers, the Asset Sale and Liquidation at the EGM (each as described below) the Minimum Condition will be reduced to 80%. The Minimum Condition may not be waived by Buyer without the prior written consent of Wright. The obligation of Buyer to consummate the Offer is also subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required approvals and clearances under applicable antitrust laws, the adoption of certain resolutions by Wright’s shareholders at the EGM and other customary conditions. Consummation of the Offer is not subject to a financing condition.

Following the later of the payment for all Shares validly tendered and not properly withdrawn pursuant to the Offer (the “Closing”) and expiration of any subsequent offering period provided in the Purchase Agreement, Stryker or Buyer may effectuate, and at Stryker or Buyer’s election, Wright and its subsidiaries shall effectuate, a corporate reorganization of Wright and its subsidiaries (the “Post-Offer Reorganization”), subject to the terms and conditions of the Purchase Agreement. The Post-Offer Reorganization may be undertaken by means of either (A) a series of mergers whereby (i) Wright will merge with and into a Luxembourg société anonyme that is a direct, wholly owned subsidiary of Wright (“Wright Luxembourg”) with Wright Luxembourg surviving the merger (the “First-Step Merger”), (ii) Wright Luxembourg will merge with and into a Bermuda exempted company that is a direct, wholly owned subsidiary of Wright Luxembourg (“Wright Bermuda”) with Wright Bermuda surviving the merger (the “Second-Step Merger”), and (iii) a Bermuda exempted company formed by Stryker as a wholly owned subsidiary of Buyer will merge with and into Wright Bermuda with Wright Bermuda surviving the merger (the “Third-Step Merger” and the First-Step Merger, the Second-Step Merger and the Third-Step Merger, together, the “Mergers”), (B) a sale of the assets of Wright to Buyer (the “Asset Sale”), followed promptly by a liquidation of Wright (the “Liquidation”), (C) if Stryker, Buyer and their affiliates acquire 95% or more of Wright’s issued and outstanding capital, by the commencement of a compulsory acquisition (the “Compulsory Acquisition”) by Buyer of Shares from any remaining minority shareholders of Wright in accordance with the Dutch Civil Code (the “DCC”) or (D) with Wright’s consent, certain other alternatives described in the Purchase Agreement.

The Mergers, Asset Sale and the Liquidation are subject to approval by Wright’s shareholders at an extraordinary general meeting of shareholders (“EGM”). After completion of the Mergers, all minority shareholders who did not tender their Shares in the Offer will ultimately receive, for each Share then held, cash in an amount equal to the Offer Price. If the Liquidation is commenced, Wright will be dissolved in accordance with the DCC and all minority shareholders who did not tender their Shares in the Offer will ultimately receive, for each Share then held, cash in an amount equal to the Offer Price. If Compulsory Acquisition is commenced, all holders of Shares who did not tender their Shares in the Offer will receive, for each Share then held, cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals.

The Purchase Agreement includes customary representations, warranties and covenants of Wright, Stryker and Buyer. Wright has agreed to operate its business in the ordinary course until the Closing. Wright has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Wright and to certain restrictions on its ability to respond to any such proposals. Stryker and Buyer have agreed to use their reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

The Purchase Agreement also includes customary termination provisions for both Wright and Stryker, subject, in certain circumstances, to the payment by Wright of a termination fee of $150 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Stryker. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in Stryker’s public disclosures. Investors should read the Purchase Agreement together with the other information concerning Stryker and Wright that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for Wright’s outstanding ordinary shares referenced herein has not yet commenced. This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Stryker will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, and Wright will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Wright also intends to file with the SEC a proxy statement in connection with an extraordinary general meeting of shareholders of Wright, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at katherine.owen@stryker.com. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com. In addition, Wright shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

PARTICIPANTS IN THE SOLICITATION

Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated as of November 4, 2019, by and among Stryker Corporation, Stryker, B.V. and Wright Medical Group N.V.*

Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Stryker Corporation hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date: November 6, 2019	/s/ GLENN S. BOEHNLEIN
Glenn S. Boehnlein
Vice President, Chief Financial Officer